UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

POWER OF THE DREAM VENTURES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52289	51-0597895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1095 Budapest

Soroksari ut 94-96

Hungary

(Address of principal executive offices)

+36-1-456-6061

(Registrant’s telephone number, including area code)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

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Item 3.03 Material Modification to Rights of Security Holders.

Series A Preferred Stock

On September 30, 2013, Power of the Dream Ventures, Inc. (the “Company”) filed a Certificate of Amendment of Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to amend the terms and rights of the Company’s Series A Preferred Stock in order (i) to increase the voting rights of each share of Series A Preferred Stock such that each share of Series A Preferred Stock shall have the voting rights equivalent to seventy (70) shares of the Company’s common stock and (ii) to remove from each share of Series A Preferred Stock the ability to convert into shares of the Company’s common stock.

In addition, pursuant to the Amendment, the Company increased its authorized common stock from fifty million (50,000,000) to one hundred million (100,000,000).

The above description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation, filed on September 30, 2013 *

*Filed herewith.

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SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER OF THE DREAM VENTURES, INC.

Dated: October 15, 2013	By:	/s/ Viktor Rozsnyay
Name: Viktor Rozsnyay
Title: Chief Executive Officer

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